Exhibit 99.1

Insperity Announces Record Third Quarter Results
HOUSTON – Nov. 1, 2018 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the third quarter ended Sep. 30, 2018:

•	Q3 WSEE growth accelerates to 15%, driving 19% gross profit increase

•	Q3 net income and EPS up 89% and 87%, to $36 million and $0.86, respectively

•	Q3 adjusted EPS up 68% to $0.96

•	Q3 adjusted EBITDA up 43% to $62 million

•	YTD EPS and adjusted EPS up 60% and 61%, respectively
Third Quarter Results
Third quarter 2018 net income and diluted earnings per share of $36.2 million and $0.86 represented increases of 89% and 87%, respectively, compared to the third quarter of 2017. Adjusted EPS was $0.96, a 68% increase over the third quarter of 2017. Adjusted EBITDA increased 43% over the third quarter of 2017 to $61.6 million.
“Our refined business model is continuing to generate outstanding growth and profitability as demonstrated by the recent quarter and year-to-date results,” said Paul J. Sarvadi, Insperity chairman and chief executive officer. “We are in an excellent position to continue double-digit growth and profitability as we look forward to 2019.”
Revenues increased 16% over the third quarter of 2017 to $925.1 million on a 15% increase in the average number of worksite employees (“WSEEs”) paid per month. An acceleration of WSEE growth throughout 2018 has been the result of increased new client sales in both our core and midmarket client segments, a continued high level of client retention and an improvement in net hiring of WSEEs by our client base.
Gross profit increased 19% over the third quarter of 2017 to $166.1 million. This increase was driven by the 15% WSEE growth and the effective pricing and management of our direct cost programs. Operating expenses increased 7% over the third quarter of 2017 to $117.9 million, as we leveraged various areas of the business while continuing to invest in our growth, technology and product and service offerings. Our growth investment has included the opening of six new sales offices in 2018, along with a 16% increase in the average number of Business Performance Advisors over the third quarter of 2017.
“Our year-to-date results, combined with our outlook for the fourth quarter, results in 33% adjusted EBITDA growth for 2018,” said Douglas S. Sharp, senior vice president of finance, chief financial officer and treasurer. “This would be our fourth year in a row with adjusted EBITDA growth in excess of 25% demonstrating strong execution of our long-term business plan.”
Year-to-Date Results
For the nine months ended Sep. 30, 2018, reported net income increased 61% over the first nine months of 2017 to $110.8 million, and diluted net income per share increased 60% to $2.63. Adjusted EPS increased 61% over the first nine months of 2017 to $3.06. Adjusted EBITDA increased 38% to $192.0 million.
Revenues for the first nine months of 2018 increased 16% to $2.9 billion, on a 14% increase in the average number of WSEEs paid per month over the 2017 period. Gross profit for the first nine months of 2018 increased 21% to $520.3 million. Operating expenses increased 16% to $373.9 million over the 2017 period and adjusted operating expenses increased 13% to $364.6 million.
Net income per WSEE per month increased 43% from $42 in the 2017 period to $60 in the 2018 period. Adjusted EBITDA per WSEE per month increased 21% from $86 in the 2017 period to $104 in the 2018 period.

Cash outlays in the first nine months of 2018 included the repurchase of approximately 212,000 shares of stock at a cost of $16.2 million, dividends totaling $25.2 million and capital expenditures of $21.5 million. Adjusted cash, cash equivalents and marketable securities at Sep. 30, 2018 were $166.5 million.
2018 Guidance
The company also announced its updated guidance for 2018, including the fourth quarter of 2018. Please refer to the accompanying financial tables at the end of this press release for the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures.

	Q4 2018			Full Year 2018

Average WSEEs	219,800	—	221,700	208,300	—	209,200
Year-over-year increase	16.0%	—	17.0%	14.0%	—	14.5%

Adjusted EPS	$0.63	—	$0.67	$3.69	—	$3.73
Year-over-year increase	15%	—	22%	51%	—	52%

Adjusted EBITDA (in millions)	$44	—	$46	$236	—	$238
Year-over-year increase	14%	—	19%	33%	—	34%
Definition of Key Metrics
Average WSEEs - Determined by calculating the company’s cumulative worksite employees paid during the period divided by the number of months in the period.
Adjusted EPS - Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash stock-based compensation and costs associated with a one-time tax reform bonus paid to corporate employees.
Adjusted EBITDA - Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation and amortization expense, non-cash stock-based compensation and costs associated with a one-time tax reform bonus paid to corporate employees.
Insperity will be hosting a conference call today at 10 a.m. ET to discuss these results, provide guidance for the fourth quarter and an update to the full year guidance, and answer questions from investment analysts. To listen in, call 877-651-0053 and use conference i.d. number 2768708. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 855-859-2056, conference i.d. 2768708. The webcast will be archived for one year.
About Insperity
Insperity, a trusted advisor to America’s best businesses for more than 32 years, provides an array of human resources and business solutions designed to help improve business performance. Insperity® Business Performance Advisors offer the most comprehensive suite of products and services available in the marketplace. Insperity delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity through its premier Workforce Optimization® solution. Additional company offerings include Human Capital Management, Payroll Services, Time and Attendance, Performance Management, Organizational Planning, Recruiting Services, Employment Screening, Expense Management, Retirement Services and Insurance Services. Insperity business performance solutions support more than 100,000 businesses with over 2 million employees. With 2017 revenues of $3.3 billion, Insperity operates in 71 offices throughout the United States. For more information, visit http://www.insperity.com.

Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are:

•	adverse economic conditions;

•	regulatory and tax developments and possible adverse application of various federal, state and local regulations;

•	the ability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts;

•	cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients;

•	vulnerability to regional economic factors because of our geographic market concentration;

•
increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims;

•	failure to manage growth of our operations and the effectiveness of our sales and marketing efforts;

•	the impact of the competitive environment and other developments in the human resources services industry, including the PEO industry, on our growth and/or profitability;

•	our liability for worksite employee payroll, payroll taxes and benefits costs;

•	our liability for disclosure of sensitive or private information;

•	our ability to integrate or realize expected returns on our acquisitions;

•	failure of our information technology systems;

•	an adverse final judgment or settlement of claims against Insperity; and

•	disruptions to our business resulting from the actions of certain stockholders.
These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.
Except to the extent otherwise required by federal securities law, we do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

SUMMARY FINANCIAL INFORMATION

Insperity, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	September 30, 2018	December 31, 2017

Assets
Cash and cash equivalents	$328,299	$354,260
Restricted cash	42,257	41,137
Marketable securities	37,576	1,960
Accounts receivable, net	400,001	333,981
Prepaid insurance	13,755	10,782
Other current assets	24,274	26,991
Income taxes receivable	—	9,824
Total current assets	846,162	778,935
Property and equipment, net	100,681	95,659
Prepaid health insurance	9,000	9,000
Deposits	157,568	159,515
Goodwill and other intangible assets, net	12,729	12,762
Deferred income taxes, net	4,874	4,283
Other assets	5,663	3,541
Total assets	$1,136,677	$1,063,695

Liabilities and stockholders’ equity
Accounts payable	$5,316	$6,447
Payroll taxes and other payroll deductions payable	204,086	303,247
Accrued worksite employee payroll cost	340,115	267,402
Accrued health insurance costs	33,458	26,075
Accrued workers’ compensation costs	45,773	42,974
Accrued corporate payroll and commissions	43,849	52,595
Other accrued liabilities	24,600	27,741
Income taxes payable	61	—
Total current liabilities	697,258	726,481
Accrued workers’ compensation cost	183,099	166,493
Long-term debt	104,400	104,400
Total noncurrent liabilities	287,499	270,893
Stockholders’ equity:
Common stock	555	555
Additional paid-in capital	32,047	25,337
Treasury stock, at cost	(262,187)	(256,363)
Retained earnings	381,505	296,792
Total stockholders’ equity	151,920	66,321
Total liabilities and stockholders’ equity	$1,136,677	$1,063,695

SUMMARY FINANCIAL INFORMATION

Insperity, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
(in thousands, except per share amounts)	2018	2017	Change	2018	2017	Change
Operating results:
Revenues(1)	$925,126	$795,513	16.3%	$2,861,793	$2,473,729	15.7%
Payroll taxes, benefits and workers’ compensation costs	759,072	655,547	15.8%	2,341,475	2,043,864	14.6%
Gross profit	166,054	139,966	18.6%	520,318	429,865	21.0%
Salaries, wages and payroll taxes	70,552	65,223	8.2%	226,486	189,138	19.7%
Stock-based compensation	5,769	6,584	(12.4)%	14,656	16,390	(10.6)%
Commissions	6,818	5,675	20.1%	19,863	15,815	25.6%
Advertising	3,846	3,476	10.6%	13,996	13,623	2.7%
General and administrative expenses	25,294	24,513	3.2%	82,565	75,315	9.6%
Depreciation and amortization	5,642	4,696	20.1%	16,335	13,355	22.3%
Total operating expenses	117,921	110,167	7.0%	373,901	323,636	15.5%
Operating income	48,133	29,799	61.5%	146,417	106,229	37.8%
Other income (expense):
Interest income	2,028	1,015	99.8%	5,291	2,158	145.2%
Interest expense	(1,174)	(894)	31.3%	(3,352)	(2,320)	44.5%
Income before income tax expense	48,987	29,920	63.7%	148,356	106,067	39.9%
Income tax expense	12,780	10,718	19.2%	37,598	37,219	1.0%
Net income	$36,207	$19,202	88.6%	$110,758	$68,848	60.9%
Less distributed and undistributed earnings allocated to participating securities	(503)	(337)	49.3%	(1,546)	(1,233)	25.4%
Net income allocated to common shares	$35,704	$18,865	89.3%	$109,212	$67,615	61.5%

Net income per share of common stock
Basic	$0.86	$0.46	87.0%	$2.64	$1.65	60.0%
Diluted	$0.86	$0.46	87.0%	$2.63	$1.64	60.4%
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(1)	Revenues are comprised of gross billings less WSEE payroll costs as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2018	2017	2018	2017

Gross billings	$5,810,779	$4,898,333	$17,284,477	$14,655,545
Less: WSEE payroll cost	4,885,653	4,102,820	14,422,684	12,181,816
Revenues	$925,126	$795,513	$2,861,793	$2,473,729

SUMMARY FINANCIAL INFORMATION

Insperity, Inc.
KEY FINANCIAL AND STATISTICAL DATA
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	Change	2018	2017	Change

Average WSEE	215,051	186,641	15.2%	204,895	180,424	13.6%
Statistical data (per WSEE per month):
Revenues(1)	$1,434	$1,421	0.9%	$1,552	$1,523	1.9%
Gross profit	257	250	2.8%	282	265	6.4%
Operating expenses	183	197	(7.1)%	203	199	2.0%
Operating income	75	53	41.5%	79	65	21.5%
Net income	56	34	64.7%	60	42	42.9%
____________________________________

(1)	Revenues per WSEE per month are comprised of gross billings per WSEE per month less WSEE payroll costs per WSEE per month follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(per WSEE per month)	2018	2017	2018	2017
Gross billings	$9,007	$8,748	$9,373	$9,025
Less: WSEE payroll cost	7,573	7,327	7,821	7,502
Revenues	$1,434	$1,421	$1,552	$1,523

NON-GAAP FINANCIAL MEASURES

Insperity, Inc.
Non-GAAP Financial Measures
(Unaudited)

Non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used to their most directly comparable GAAP financial measures as provided in the tables below.

Non-GAAP Measure	Definition	Benefit of Non-GAAP Measure
Non-bonus payroll cost
Non-bonus payroll cost is a non-GAAP financial measure that excludes the impact of bonus payrolls paid to our WSEEs.

Bonus payroll cost varies from period to period, but has no direct impact to our ultimate workers’ compensation costs under the current program.

Our management refers to non-bonus payroll cost in analyzing, reporting and forecasting our workers’ compensation costs.

We include these non-GAAP financial measures because we believe they are useful to investors in allowing for greater transparency related to the costs incurred under our current workers’ compensation program.

Adjusted cash, cash equivalents and marketable securities	Excludes funds associated with: • federal and state income tax withholdings, • employment taxes, • other payroll deductions, and • client prepayments.
We believe that the exclusion of the identified items helps us reflect the fundamentals of our underlying business model and analyze results against our expectations, against prior period, and to plan for future periods by focusing on our underlying operations.  We believe that the adjusted results provide relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance.

Adjusted operating expense
Represents operating expenses excluding the impact of the following:
•  costs associated with a one-time tax reform bonus paid to corporate employees and
•  charitable donations to Hurricane Harvey relief efforts.

EBITDA	Represents net income computed in accordance with GAAP, plus: • interest expense, • income tax expense, and • depreciation and amortization expense.

Adjusted EBITDA
Represents EBITDA plus:
•  non-cash stock based compensation,
•  costs associated with a one-time tax reform bonus paid to corporate employees, and
•  charitable donations to Hurricane Harvey relief efforts.

Adjusted Net Income
Represents net income computed in accordance with GAAP, excluding:
•  non-cash stock based compensation,
•  costs associated with a one-time tax reform bonus paid to corporate employees, and
•  charitable donations to Hurricane Harvey relief efforts.

Adjusted EPS
Represents diluted net income per share computed in accordance with GAAP, excluding:
•  non-cash stock based compensation,
•  costs associated with a one-time tax reform bonus paid to corporate employees, and
•  charitable donations to Hurricane Harvey relief efforts.

NON-GAAP FINANCIAL MEASURES

Following is a reconciliation of payroll cost (GAAP) to non-bonus payroll costs (non-GAAP):

	Three Months Ended September 30,				Nine Months Ended September 30,
(in thousands, except per WSEE per month)	2018		2017		2018		2017
	$	WSEE	$	WSEE	$	WSEE	$	WSEE

Payroll cost	$4,885,653	$7,573	$4,102,820	$7,327	$14,422,684	$7,821	$12,181,816	$7,502
Less: Bonus payroll cost	434,942	674	312,230	557	1,638,028	888	1,233,827	760
Non-bonus payroll cost	$4,450,711	$6,899	$3,790,590	$6,770	$12,784,656	$6,933	$10,947,989	$6,742
% Change period over period	17.4%	1.9%	12.9%	2.2%	16.8%	2.8%	12.0%	1.5%
Following is a reconciliation of cash, cash equivalents and marketable securities (GAAP) to adjusted cash, cash equivalents and marketable securities (non-GAAP):

(in thousands)	September 30, 2018	December 31, 2017

Cash, cash equivalents and marketable securities	$365,875	$356,220
Less:
Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	181,329	271,547
Client prepayments	18,043	23,603
Adjusted cash, cash equivalents and marketable securities	$166,503	$61,070
Following is a reconciliation of operating expenses (GAAP) to adjusted operating expenses (non-GAAP):

	Three Months Ended September 30,				Nine Months Ended September 30,
(in thousands, except per WSEE per month)	2018		2017		2018		2017
	$	WSEE	$	WSEE	$	WSEE	$	WSEE

Operating expenses	$117,921	$183	$110,167	$197	$373,901	$203	$323,636	$199
Less:
One-time tax reform bonus	—	—	—	—	9,306	5	—	—
Charitable donations to Hurricane Harvey relief efforts	—	—	1,218	2	—	—	1,218	1
Adjusted operating expenses	$117,921	$183	$108,949	$195	$364,595	$198	$322,418	$198
% Change period over period	8.2%	(6.2)%	14.7%	4.3%	13.1%	—	11.6%	0.5%

NON-GAAP FINANCIAL MEASURES

Following is a reconciliation of net income (GAAP) to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP):

	Three Months Ended September 30,				Nine Months Ended September 30,
(in thousands, except per WSEE per month)	2018		2017		2018		2017
	$	WSEE	$	WSEE	$	WSEE	$	WSEE

Net income	$36,207	$56	$19,202	$34	$110,758	$60	$68,848	$42
Income tax expense	12,780	20	10,718	19	37,598	20	37,219	23
Interest expense	1,174	2	894	2	3,352	2	2,320	1
Depreciation and amortization	5,642	8	4,696	8	16,335	9	13,355	9
EBITDA	55,803	86	35,510	63	168,043	91	121,742	75
Stock-based compensation	5,769	9	6,584	12	14,656	8	16,390	10
Charitable donations to Hurricane Harvey relief efforts	—	—	1,218	2	—	—	1,218	1
Other	—	—	(200)	—	—	—	(200)	—
One-time tax reform bonus	—	—	—	—	9,306	5	—	—
Adjusted EBITDA	$61,572	$95	$43,112	$77	$192,005	$104	$139,150	$86
% Change period over period	42.8%	23.4%	37.5%	24.2%	38.0%	20.9%	17.8%	7.5%
Following reconciliation of net income (GAAP) to adjusted net income (non-GAAP):

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2018	2017	2018	2017

Net income	$36,207	$19,202	$110,758	$68,848
Non-GAAP adjustments:
Stock-based compensation	5,769	6,584	14,656	16,390
Charitable donations to Hurricane Harvey relief efforts	—	1,218	—	1,218
Other	—	(200)	—	(200)
One-time tax reform bonus	—	—	9,306	—
Total non-GAAP adjustments	5,769	7,602	23,962	17,408
Tax effect	(1,505)	(2,723)	(6,022)	(6,262)
Adjusted net income	$40,471	$24,081	$128,698	$79,994
% Change period over period	68.1%	44.3%	60.9%	24.1%

NON-GAAP FINANCIAL MEASURES

Following is a reconciliation of diluted EPS (GAAP) to adjusted EPS (non-GAAP)(1):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Diluted EPS	$0.86	$0.46	$2.63	$1.64
Non-GAAP adjustments:
Stock-based compensation	0.14	0.16	0.35	0.39
Charitable donations to Hurricane Harvey relief efforts	—	0.03	—	0.03
Other	—	(0.01)	—	(0.01)
One-time tax reform bonus	—	—	0.22	—
Total non-GAAP adjustments	0.14	0.18	0.57	0.41
Tax effect	(0.04)	(0.07)	(0.14)	(0.15)
Adjusted EPS	$0.96	$0.57	$3.06	$1.90
% Change period over period	68.4%	46.2%	61.1%	26.2%
 ____________________________________

(1)	Amounts in 2017 adjusted to reflect the two-for-one split of our common stock effected on December 18, 2017 in the form of a stock dividend.

The following is a reconciliation of GAAP to non-GAAP financial measures for fourth quarter and full year 2018 guidance:

(in millions, except per share amounts)	Q4 2018 Guidance	Full Year 2018 Guidance

Net income	$22 - $24	$134 - $135
Income tax expense	9	46 - 47
Interest expense	1	5
Depreciation and amortization	6	22
EBITDA	38 - 40	207 - 209
One-time tax reform bonus	—	9
Stock-based compensation	6	20
Adjusted EBITDA	$44 - $46	$236 - $238

Diluted net income per share of common stock	$0.53 - $0.57	$3.17 - $3.21
Non-GAAP adjustments:
One-time tax reform bonus	—	0.22
Stock-based compensation	0.14	0.48
Total non-GAAP adjustments	0.14	0.70
Tax effect	(0.04)	(0.18)
Adjusted EPS	$0.63 - $0.67	$3.69 - $3.73

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